Exhibit 10.17.2

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

[* * *] AMENDMENT TO SERVICES AGREEMENT

[* * *]

THIS [* * *] AMENDMENT (this “Amendment”) to the Services Agreement dated as of November 8, 2004, as amended (the “Services Agreement”) is made and entered into this 1st day of October, 2009 by and between Capital One Services, LLC (formerly known as Capital One Services, Inc.) (“Capital One”) and First Data Resources, LLC (formerly known as First Data Resources Inc.) (“First Data”).

WHEREAS, Capital One issued a Request for Proposal ([* * *], [* * *], [* * *] and [* * *]) on [* * *]; and

WHEREAS, First Data has submitted a proposal in response to said Request for Proposal (the “Proposal”); and

WHEREAS, Capital One intends, as of the Amendment [* * *] Effective Date, to obtain Services from First Data for [* * *] of Capital One’s [* * *] and [* * *] in order to [* * *] for these categories at the [* * *]; and

WHEREAS, such intention of Capital One, while not a [* * *] or [* * *], was [* * *] to First Data’s price offering for such Services and is reflected in the applicable [* * *] set forth in the [* * *] schedules in Exhibit 1 to this Amendment; and

WHEREAS, Capital One and First Data desire to [* * *] and [* * *] those included in the Proposal, [* * *] such [* * *]; and

WHEREAS, Capital One and First Data now desire to implement the pricing and related terms of the Proposal effective October 1, 2009.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this [* * *] Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	This Amendment shall be effective as of October 1, 2009 (the “Amendment [* * *] Effective Date”).

2.	In Section 4.1 (Term) of the Services Agreement, the “Term” is hereby extended for six (6) Processing Years (Processing Years 6, 7, 8, 9, 10 and 11), commencing on July 1, 2010 and ending on September 30, 2015. In addition, the definition of Processing Year is hereby amended to read as follows:

“Processing Year 5 means the twelve (12) month period commencing on July 1, 2009 and ending on June 30, 2010. Processing Years 6, 7, 8, 9 and 10 shall mean, respectively, each of the next five (5) twelve (12) month periods commencing on July 1, 2010 and ending on June 30, 2015. Processing Year 11 shall mean the three (3) month period commencing on July 1, 2015 and ending on September 30, 2015.”

3.	For the avoidance of doubt, by the terms of Section 5.3 ([* * *]) of Schedule C (Charges) to the Services Agreement, First Data has no obligation to provide Capital One with [* * *] to the [* * *] based upon [* * *].

4.	The [* * *] described in Section 2.3 ([* * *]) of Schedule C (Charges) to the Services Agreement shall continue through June 30, 2010.

5.	Section 5.4 ([* * *]([* * *])) of Schedule C (Charges) to the Services Agreement and all references thereto shall be replaced with the following:

5.4	[* * *].

a) For each Processing Year after Processing Year 6, the [* * *]change in [* * *] during the Processing Year prior to the Processing Year for which [* * *] is being calculated shall be determined (such change, expressed as [* * *], being the “[* * *]” for such prior Processing Year). If the [* * *] is [* * *] than [* * *], the [* * *] and the [* * *] shall then be [* * *] by the amount the [* * *]. The [* * *] and the [* * *] to which the [* * *] are applied for any Processing Year shall be the [* * *] and the [* * *] in effect on the last day of the prior Processing Year.

For illustrative purposes and by way of example only: If [* * *] equals [* * *] in Processing Year 1, [* * *] in Processing Year 2 and [* * *] in Processing Year 3, the [* * *] shall be calculated as follows: (i) at the end of Processing Year 1, the [* * *] and the [* * *] applicable in Processing Year 2 will be the [* * *] and the [* * *] applicable on the last day of Processing Year 1 [* * *] by [* * *] (calculated as [* * *], therefore [* * *]), (ii) at the end of Processing Year 2 the [* * *] and the [* * *] applicable in Processing Year 3 will be the previously [* * *] and the [* * *] in effect on the last day of Processing Year 2 [* * *] by [* * *] (calculated as [* * *], therefore [* * *]), (iii) at the end of Processing Year 3 the [* * *] and the [* * *] applicable in Processing Year 4 will be the previously [* * *] and the [* * *] in effect on the last day of Year 3 [* * *] by [* * *] (calculated as [* * *], therefore [* * *]).

b) The parties shall use the [* * *] (“[* * *]”), as [* * *] in the “[* * *]” by the [* * *], [* * *], [* * *], [* * *], [* * *], [* * *], for purposes of determining [* * *] (as defined above) and application of the [* * *]. If the [* * *] (or its successor [* * *]) stops [* * *] or substantially changes its [* * *] and [* * *], the parties will substitute another comparable [* * *] at least annually by a mutually agreeable source. If the [* * *] merely redefines the [* * *] for the [* * *] from [* * *] to another [* * *], the parties will [* * *] the [* * *], but will convert the [* * *] to the new [* * *] by using an appropriate conversion formula.

6.	Section 9 ([* * *]) of Schedule C (Charges) to the Services Agreement shall be deleted and replaced with the following:

9.	[* * *]

As of the Amendment [* * *] Effective Date, First Data’s monthly charges to Capital One for providing Services related to the Capital One [* * *] (as defined in Schedule A) are as set forth below, based upon the [* * *] configuration described below:

1. [* * *] ([* * *]) - Client owned [* * *] with an First Data owned [* * *].

Charges:	[* * *] $[* * *]
[* * *] $[* * *]

2. [* * *] - Client Owned [* * *] ([* * *]) - No incremental First Data owned [* * *].

Charges:	[* * *] $[* * *]

3. [* * *] ([* * *]) - Client Owned [* * *] with an First Data owned [* * *]

Charges:	[* * *] $[* * *]
[* * *] $[* * *]

Total Charges by element:	[* * *] = $[* * *]
[* * *] = $[* * *]
[* * *] = $[* * *]

Such fees are based upon Capital One providing such [* * *] under an agreement between Capital One and [* * *] First Data [* * *] for the [* * *] of such [* * *]. The parties will mutually agree upon any changes to [* * *] configuration above and the [* * *] rates to be paid for such changes.

7.	Attachment C-2 ([* * *]) to Schedule C (Charges) to the Services Agreement shall be amended by replacing the pricing elements of Attachment C-2 to the Service Agreement with those of the same element number that are set forth in Exhibit 1 to this Amendment. To the extent that any pricing elements in Attachment C-2 to the Services Agreement are not addressed in Exhibit 1 to this Amendment, the existing prices in Attachment C-2 to the Services Agreement for such elements will continue in effect, subject to any [* * *] that have previously been implemented or may be implemented in the future pursuant to Section 5.4 of Schedule C to the Services Agreement. For the avoidance of doubt (a) the prices for Remittance Processing Services set forth in Exhibit 1 to this Amendment apply only to those Remittance Processing Services performed by First Data for accounts [* * *] and do not apply to any Remittance Processing Services performed by First Data which are [* * *] any “[* * *]” or “[* * *]” of Capital One (the “Remittance [* * *]”) pursuant to the terms of Amendment No. [* * *] to the Services Agreement (“Amendment No. [* * *]”); (b) the fees for any Remittance [* * *] performed by First Data with respect to any “[* * *]” will be those fees set forth in Attachment C-8 to Schedule C; and (c) the fees for any Remittance [* * *] performed by First Data with respect to any “[* * *]” will be those fees previously agreed upon by the parties under the terms of Amendment No. [* * *], with all such prices subject to any [* * *] that have been previously implemented or may be implemented in the future in accordance with Section 5.4 of Schedule C.

8.	The [* * *], as set forth in Section 1.1 of Attachment C-3 ([* * *]) to Schedule C (Charges) to the Services Agreement is hereby [* * *] $[* * *].

9.	Section 2.1 ([* * *]) of Attachment C-4 ([* * *]) to Schedule C (Charges) to the Services Agreement is hereby deleted and replaced with the following:

2.1	[* * *].

(a) With respect to [* * *] (“[* * *]”) [* * *], First Data agrees to [* * *] on Capital One’s [* * *]for the [* * *] required to [* * *] Capital One’s [* * *] and for the [* * *] of such materials. For [* * *], Capital One will pay First Data for [* * *] at the following rates:

(i) For each [* * *] of Capital One’s [* * *] that qualifies for discount: (A) the Achieved Rate, subject to the [* * *] (as described in Section 2.1(f)), for up to and including the first one [* * *] (1 [* * *]); and (B) the current [* * *] rates for each additional [* * *];

(ii) The current [* * *] non-discounted rates for each [* * *] of Capital One’s [* * *] that (A) cannot be [* * *] on [* * *] because of [* * *], [* * *], [* * *], or [* * *], or (B) is designated by Capital One as needing to be [* * *] at [* * *], or (C) otherwise does not qualify for discounts under [* * *] regulations; and

(iii) The current [* * *] rate for each [* * *] of [* * *] in excess of [* * *] ([* * *]) of Capital One’s total [* * *] volume during each calendar quarter. “[* * *]” means any [* * *] that has only a [* * *] or no [* * *] (measured before [* * *] processing).

(b) “Achieved Rate” means the then-current [* * *] discounted rate that First Data achieves for a given calendar month, calculated as follows:

(i) For each discount category that is offered by the [* * *] in connection with applicable types of [* * *] and utilized by First Data on behalf of its clients during the relevant calendar month (the “Discount Category”), First Data will determine a [* * *] ratio (expressed as a percentage) based on, and for use with all applicable First Data clients, in which the numerator is the total number of [* * *] that qualified for the applicable Discount Category, and the denominator is the total number of items [* * *] (the “Qualifying Percentage”);

(ii) In order to determine the [* * *] of items [* * *] by First Data for Capital One during the relevant calendar month that are entitled to a discount under each Discount Category, the Qualifying Percentage for each Discount Category will [* * *] by First Data for Capital One during the relevant [* * *] (the “Capital One [* * *]”); and

(iii) For each Discount Category, the Capital One [* * *] will be multiplied by the then-current discount associated with such Discount Category (the “Category Amount”), and the [* * *] Capital One for the relevant [* * *] will be the sum of the Category Amounts for that [* * *].

(c) Capital One will pay First Data for [* * *] on a [* * *] basis except as set forth in Section 2.1(e). Not less than one (1) Business Day after [* * *], First Data will make available to Capital One an invoice for the [* * *] using a reasonable estimation of the Achieved Rate. Capital One will ensure that its [* * *] contains [* * *] in each [* * *] on the first (1st) Business Day after the applicable invoice is made available to Capital One, and First Data will [* * *] after such time.

(d) The [* * *] invoice of Charges provided to Capital One will reflect the reconciliation of the estimated Achieved Rate with the actual Achieved Rate (determined in accordance with Section 2.1(b)) for that [* * *].

(e) [* * *] charges, if any, will be reflected on the [* * *] invoice of Charges provided to Capital One for the [* * *] following the end of each calendar quarter. Capital One will pay First Data for any [* * *] charges as described in the last sentence of Section 2.1(c).

(f) At the end of each calendar quarter, First Data will compare the average Achieved Rate for each calendar quarter to the [* * *]. If the average Achieved Rate during any calendar quarter is [* * *], First Data will, subject to Section 2.1(g), provide Capital One with a [* * *] for such calendar quarter and the [* * *] the [* * *] of Capital One’s [* * *] for such calendar quarter. The credit will be reflected on the [* * *] invoice of Charges provided to Capital One for the [* * *] following the end of each calendar quarter. “[* * *]” means $[* * *].

(g) The [* * *] will not apply to any Capital One [* * *], and the credit described in Section 2.1(f) will not be available, unless all of the following requirements are satisfied:

(i) The total [* * *] of [* * *] for each [* * *] during the relevant calendar quarter by First Data for Capital One is not [* * *]; and

(ii) [* * *] of the total [* * *] of [* * *] for each [* * *] during the relevant calendar quarter by First Data for Capital One qualifies for the [* * *] through the use of [* * *] or similar [* * *] without further [* * *].

(h) If there are increases in [* * *] or changes in [* * *], rate structures, or categories, then the [* * *] shall be increased based on the net effective increase.

(i) Capital One will ensure that the [* * *] or [* * *] upon which First Data will rely in order to provide [* * *] services to Capital One (together with any other [* * *] provided to First Data) satisfy the requirements established by [* * *] for [* * *] and [* * *], including the [* * *] requirements for [* * *]. In connection with this requirement, Capital One, if using [* * *], will provide to First Data an executed copy of [* * *], [* * *] (or the current equivalent [* * *]). Capital One will also update the [* * *] as necessary to maintain its accuracy. If Capital One is not the [* * *], Capital One will be responsible for obtaining [* * *] or equivalent assurances from the [* * *] so that Capital One can provide the required [* * *] or equivalent to First Data for any [* * *] that Capital One requests First Data to process. Capital One acknowledges that, in reliance on the forgoing, First Data ([* * *]) will certify to [* * *], on Capital One’s behalf, that Capital One’s [* * *] complies with all applicable [* * *] standards for receiving discounts, and Capital One agrees that it will be liable for any [* * *] (as defined by [* * *]) assessed with respect to [* * *] on its behalf. If, at any time during the term of this Services Agreement, Capital One discontinues taking the steps needed to satisfy [* * *] requirements identified above, Capital One will notify First Data in advance in writing. If, at any time during the term of this Services Agreement, First Data requests Capital One to confirm its compliance with [* * *] requirements, Capital One will do so in writing within ten (10) days after First Data’s request. If Capital One fails to confirm its compliance, First Data may, [* * *], and Capital One [* * *].

10.	Exhibit 2 to this Amendment shall be added as Attachment C-7 to Schedule C (Charges).

11.	The parties reaffirm that this is a nonexclusive agreement per Section 21.7 of the Services Agreement.

IN WITNESS WHEREOF, the Parties have each caused the Agreement to be signed and delivered by its duly authorized representative.

FIRST DATA RESOURCES, LLC		CAPITAL ONE SERVICES, LLC

By:		By:
Name:	Michele Mullet	Name:	Richard D. Fairbank
Title:	Senior Vice President	Title:	CEO

EXHIBIT 1

[* * * 18 pages omitted]

EXHIBIT 2

[* * * 2 pages omitted]